Exhibit 16.1
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                       [DELOITTE & TOUCHE LLP LETTERHEAD]




July 3, 2003



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of MediCor Ltd.'s Form 8-K dated July 7, 2003, and have the following comment:

We agree with each of the statements made, with the exception of the first sentence, to which we have no basis on which to agree or disagree.


Yours truly,

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP